Exhibit 3.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BOARDWALK GP, LP

This Certificate of Limited Partnership, dated August 4, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.     Name. The name of the limited partnership is Boardwalk GP, LP.

2.     Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808-1645

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808-1645

3.     General Partner. The name and the business address of the sole general partner are:

Boardwalk GP, LLC

3800 Frederica Street

Owensboro, KY 42301

EXECUTED as of the date written first above.

Boardwalk GP, LLC

By:	/S/ E. RAMEY LAYNE
E. Ramey Layne
Authorized Person